Exhibit 99.1
Ambac Reports Fourth Quarter and Full Year 2024 Results
•Total revenue from continuing operations increased 89% for the year to $236 million
•Total Specialty P&C Insurance premium increased 74% for the year to $876 million
NEW YORK, NY, February 26, 2025 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), an insurance holding company, today reported its results for the Fourth Quarter 2024.
Fourth Quarter 2024 and Full Year Highlights
•Strategic Business Transition:
◦Ambac advanced its strategic transformation by entering the final stages of the sale of its Legacy Financial Guarantee business, a pivotal move positioning the company for long-term growth.
◦This resulted in a loss on disposal of $(570) million in the quarter, resulting from our adoption of the discontinued operations accounting standard for the legacy business, leading to a consolidated net loss to Ambac common stockholders of $(548) million or $(10.23) per diluted share. The loss resulting from the accounting change is not the result of any change in the economics of financial terms of the sale of our business to funds managed by Oaktree Capital Partners for $420 million, as previously reported.
◦Consolidated net loss included a net loss from continuing operations attributable to common shareholders of $(22) million or $0.70 per share for the quarter; per share results includes an add back for adjustments to non-controlling interests.
•Significant Specialty P&C Insurance Premium Growth:
◦Total P&C premium production grew to $265 million in the quarter, an 88% increase over the fourth quarter of 2023.
•Insurance Distribution ("Cirrata") Growth Acceleration:
◦Total revenue grew to $44 million for the quarter, an increase of 257% over last year, and to $99 million for the year, an increase of 93% over 2023.
◦Launch of 4 new MGAs since the acquisition of Beat Capital, in addition to 2 new launches Beat started pre-acquisition
◦Net loss from continuing operations to Ambac common stockholders of $(6) million and $(7) million for the quarter and year, respectively.
◦Adjusted EBITDA to Ambac common stockholders of $5 million for the quarter, up 270%, and $13 million for the year, up 43%. The full year figure includes only 5 months of consolidated Beat results.
•Specialty P&C Insurance ("Everspan") Enhanced Profitability:
◦Combined ratio improved by 380 bps over the fourth quarter of 2023 to 96.5%
◦Net income from continuing operations of $2 million and $10 million for the quarter and year, compared to $1 million and $0.3 million in the prior year, respectively.

Claude LeBlanc, President and Chief Executive Officer, stated, "Our P&C operating businesses had record performances in 2024, generating nearly $900 million in premiums across the platform. Cirrata earned nearly $20 million of Adjusted EBITDA, up from $11 million the prior year, and Everspan contributed another $5 million, an increase of 400% over last year. We continue to focus on our growth strategy, which is anchored in both strategic acquisitions and organic growth, driven primarily by the launch of new MGAs. On the new MGA launch front, we more than doubled our expectations last year with the launch of six new MGAs, four since acquiring Beat. Looking at 2025 our pipeline for organic and strategic growth remains very strong. Our commitment to technology, efficiency, and talent keeps Ambac at the forefront in terms of delivering innovation and market expansion and positions us well to enhance value for our shareholders."

LeBlanc continued, “In addition to expanding our P&C business, in early 2025 we substantially completed the separation of our legacy and P&C businesses' financial and technology platforms to ensure a smooth transition ahead of the close of the Legacy sale. The close of the sale remains subject only to Wisconsin regulatory approval, which we anticipate later this quarter or early next quarter. I look forward to a very exciting year for Ambac in 2025."

Ambac's Fourth Quarter 2024 and Year-to-Date Summary Results
			Year ended December 31,
($ in thousands, except per share data)[1]	4Q2024	4Q2023	2024	2023
Gross written premium	$59,987	$90,736	$382,771	$273,287
Net premiums earned	18,931	24,945	99,005	51,911
Commission income	38,009	12,192	92,023	51,281
Program fees	3,989	2,460	13,506	8,437
Net investment income	3,557	3,588	14,448	13,159
Net investment gains (losses), including impairments	(4,455)	1	(497)	19
Net gains (losses) on derivative contracts	(2,043)	69	4,016	(279)
Other revenue	7,234	67	13,314	200
Losses and loss adjustment expenses	9,826	16,805	72,626	36,712
Policy acquisition costs	7,850	5,851	23,666	10,557
Commission expense	13,667	7,392	40,876	29,465
General and administrative expenses	40,444	20,960	129,166	66,985
Intangible amortization	8,901	1,137	17,602	4,152
Interest expense	5,634	—	9,379	—
Pretax income (loss) from continuing operations	(21,100)	(8,825)	(59,845)	(24,221)
Provision (benefit) for income taxes from continuing operations	(157)	274	(924)	(989)
Net income (loss) from continuing operations	(20,943)	(9,099)	(58,921)	(23,232)
Net income (loss) from continuing operations attributable to Ambac shareholders	(22,163)	(9,208)	(59,282)	(24,551)
Net income (loss) from discontinued operations	(526,102)	(6,480)	(497,167)	28,183
Net income (loss) attributable to Ambac shareholders	(548,265)	(15,688)	(556,449)	3,632
Net income (loss) attributable to common stockholders per diluted share [3]	$(10.23)	$(0.24)	$(10.71)	$0.18
EBITDA [2]	(5,850)	(7,296)	(30,518)	(18,991)
Adjusted EBITDA[2]	5,057	(3,507)	8,643	(5,879)
Adjusted EBITDA to Ambac common stockholders[2]	516	(3,833)	2,195	(7,981)
Adjusted net income (loss) [2]	(1,135)	(4,171)	(2,158)	(5,968)
Adjusted net income (loss) attributable to Ambac stockholders	(5,676)	(4,497)	(8,606)	(8,070)
Adjusted net income (loss) per diluted share [2]	$(0.12)	$(0.10)	$(0.18)	$(0.18)
Weighted-average diluted shares outstanding (in millions)	48,129	45,589	46,970	45,637
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Earnings Call and Webcast
On February 27, 2025, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's fourth quarter 2024 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through March 13, 2025, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13751202
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.

Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $265 million in the fourth quarter of 2024, an increase of 88% from the fourth quarter of 2023.
Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$59,987	$90,736	(34)%	$382,771	$273,287	40%
Insurance Distribution Premiums Placed	204,909	50,155	309%	493,372	230,606	114%
Specialty P&C Insurance Production	$264,896	$140,891	88%	$876,141	$503,893	74%

Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended December 31,				Year Ended December 31,
($ in thousands)	2024	2023	% Change		2024	2023	% Change
Total revenues	$44,070	$12,331	257%		$99,236	$51,546	93%
Pretax income (loss)	$(4,958)	$606	(77)%		$(7,809)	$7,289	(207)%
Pretax income (loss) to Ambac common stockholders	$(6,178)	$496	(1346)%		$(8,172)	$5,971	(237)%
EBITDA[1]	$9,833	$1,757	460%		$19,653	$11,483	71%
Pretax income margin[2]	(11.3)%	5.0%	-1630	bps	(7.9)%	14.1%	-2210	bps
EBITDA margin [3]	22.3%	14.2%	810	bps	19.8%	22.3%	-250	bps
Adjusted EBITDA	$9,829	$1,757	459%		$19,901	$11,483	73%
Adjusted EBITDA to Ambac common stockholders	$5,288	$1,431	270%		$13,453	$9,381	43%
Organic Growth	(3.2)%				5.4%
(1)EBITDA is prior to the impact of income attributable to noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $4,541 and $326 for the three months ended December 31, 2024 and 2023, and $6,448 and $2,102 for the years ended December 31, 2024 and 2023, respectively.
(2)Represents Pretax income divided by total revenues
(3)See Non-GAAP Financial Data section of this press release for further information
•Premiums placed and revenue grew during the fourth quarter of 2024 compared to the fourth quarter of 2023 driven primarily by the inclusion of Beat Capital's results. Organic growth for the quarter was negatively impacted primarily by A&H production, mostly due to weak market conditions in Employer Stop Loss and short-term medical lines.
•Adjusted EBITDA to Ambac common stockholders of $5.3 million for the quarter was up from $1.4 million in the fourth quarter of 2023. Adjusted EBITDA margin of 22.3% for the quarter compared to 14.2% last year was driven primarily by the addition of Beat. The impact of de-novo/start-up losses on Adjusted EBITDA to Ambac common stockholders was approximately $2.4 million in the fourth quarter.

Specialty Property & Casualty Insurance Segment

	Three Months Ended December 31,				Year Ended December 31,
($ in thousands)	2024	2023		% Change	2024	2023		% Change
Gross premium written	$59,987	$90,736		(34)%	$382,771	$273,287		40%
Net premiums written	$(2,608)	$36,749		(107)%	$88,682	$79,824		11%
Total revenue	$24,818	$28,607		(42)%	$126,320	$64,101		97%
Losses and loss expense	$9,826	$16,805		42%	$72,626	$36,712		98%
Net income (loss) from continuing operations	$1,836	$1,092		68%	$10,469	$335		3025%
Adj. EBITDA to Ambac common stockholders	$2,698	$1,384		95%	$5,136	$1,017		405%
Combined Ratio	96.5%	100.3%	-380	bps	101.6%	106.5%	490	bps
•Gross premium written ("GPW") and net premium written ("NPW") both contracted during the fourth quarter of 2024 relative to the fourth quarter of 2023 due to Everspan's cancellation of a personal lines non-standard auto reinsurance program in the fourth quarter of 2024.
•Combined ratio improved to 96.5% for the fourth quarter of 2024 compared to 100.3% in the fourth quarter of 2023 and 100.5% in the third quarter of 2024.
◦The loss and loss expense ratio for the fourth quarter of 2024 was 51.9% compared to 67.4% for the fourth quarter of 2023. Favorable performance across a number of programs accounted for the improvement, which more than offset additional development in commercial auto. The loss ratio in the fourth quarter was impacted by 8.6% of prior period development, with 3.3% stemming from a management decision to reserve to the high end of the actuarial range for run-off programs.
◦The expense ratio(1) of 44.6% for the fourth quarter of 2024 was up from 32.9% in the prior year period as a sliding scale commissions adjustment, linked to loss ratios on certain programs, increased the expense ratio by 14.9% in the fourth quarter of 2024 compared to a (1.2)% reduction in the prior year period, due to improved underwriting performance.
(1)Expense Ratio is defined as acquisition costs and general and administrative expenses, reduced by program fees, divided by net premiums earned
Discontinued Operations
•This quarter, following the shareholder vote approving the sale of the Legacy Financial Guarantee segment, the business was moved to held for sale accounting and placed into discontinued operations. The sale is anticipated to close by early second quarter pending the final outstanding approval from the Wisconsin OCI.
•Ambac recognized a $570 million expected loss on the sale of the Legacy Financial Guarantee business, which was partially offset by $44 million of net income from the Legacy Financial Guarantee business primarily related to the impact of higher discount rates on losses incurred.
•In preparation for the close, the company has undertaken a full technology and operational separation, allowing the continuing business to operate independently of the discontinued business.
AFG Corporate (holding company only)
Corporate consists of our holding company and shared services operations ("Corporate"). Corporate provides financial, technological and human resources to Ambac's two segments and is responsible for the functioning of AFG as a publicly traded company.
Corporate loss of $(18) million and $(63) million for the fourth quarter and full year 2024. Corporate expenses were $15 million and $75 million for the fourth quarter and full year of 2024, respectively, up from $13 million and $41 million for the comparable periods in 2023. Corporate expenses include certain expenses charged to AAC that must be reported within results from continuing operations in accordance with US GAAP. The increase in Corporate expenses from 2023 to 2024 mainly related to costs associated with the Beat acquisition as well as costs (prior to the October proxy vote) related to the sale of the Legacy Financial Guarantee business.

AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $119 million as of December 31, 2024. Assets included cash and liquid securities of $74 million and other investments of $28 million.
Capital Activity
During the fourth quarter of 2024 962,141 shares were repurchased at an average price of $12.48 per share. An additional 239,791 shares were repurchased during the first quarter of 2025 at an average price of $11.71 per share. Combined these repurchases totaled approximately $14.8 million, with approximately $35 million remaining on the current repurchase authorization.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity and NCI Impact
Stockholders’ equity at December 31, 2024, was $857 million, or $18.43 per share compared to $1.47 billion or $30.89 per share as of September 30, 2024. The net loss attributable to common shareholders of $548 million was somewhat offset by net unrealized investment gains of $35 million and foreign exchange translation gains of $73 million.
Calculation of Earnings Per Share
Diluted net income per share is computed by dividing net income attributable to common stockholders, including the adjustment to redemption value of the redeemable controlling interest, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income attributable to common stockholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) from continuing operations attributable to Ambac shareholders	$(22,163)	$(9,208)	$(59,282)	$(24,551)
Adjustment for Redeemable NCI	55,762	4,855	53,210	4,792
Numerator of diluted EPS	$33,599	$(4,353)	$(6,072)	$(19,759)
Per Share — Diluted	$0.70	$(0.10)	$(0.13)	$(0.43)

Net income (loss) attributable to Ambac shareholders	$(548,265)	$(15,688)	$(556,449)	$3,632
Adjustment for Redeemable NCI	55,762	4,855	53,210	4,792
Numerator of diluted EPS	$(492,503)	$(10,833)	$(503,239)	$8,424
Per Share — Diluted	$(10.23)	$(0.24)	$(10.71)	$0.18

WASO-Diluted	48,129	45,589	46,970	45,637
Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently

The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure and the most comparable GAAP financial measure is also presented below.
EBITDA — EBITDA is net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) to the non-GAAP measure, EBITDA on a consolidation and segment basis.

($ in thousands)	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended December 31, 2024
Net income (loss) (1) from continuing operations	$1,836	$(4,786)	$(17,995)	$(20,944)
Adjustments:
Interest expense	—	5,639	—	5,639
Income taxes	730	(172)	(714)	(156)
Depreciation	—	251	464	715
Amortization of intangible assets	—	8,901	—	8,901
EBITDA (2)	$2,566	$9,833	$(18,245)	$(5,845)

Three Months Ended December 31, 2023
Net income (loss) (1) from continuing operations	$1,092	$568	$(10,758)	$(9,099)
Adjustments:
Interest expense	—	—	—	—
Income taxes	48	38	189	275
Depreciation	—	12	376	388
Amortization of intangible assets	—	1,139	—	1,139
EBITDA (2)	$1,140	$1,757	$(10,193)	$(7,297)
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $4,541 and $326 for the three months ended December 31, 2024 and 2023, respectively. These noncontrolling interests are in the Insurance Distribution segment.

($ in thousands)	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Year Ended December 31, 2024
Net income (loss) (1) from continuing operations	$10,469	$(6,881)	$(62,509)	$(58,921)
Adjustments:
Interest expense	—	9,379	—	9,379
Income taxes	1,753	(928)	(1,748)	(923)
Depreciation	—	481	1,864	2,345
Amortization of intangible assets	—	17,602	—	17,602
EBITDA (2)	$12,222	$19,653	$(62,393)	$(30,518)

Year Ended December 31, 2023
Net income (loss) (1) from continuing operations	$335	$7,133	$(30,701)	$(23,232)
Adjustments:
Interest expense	—	—	—	—
Income taxes	48	156	(1,193)	(989)
Depreciation	—	42	1,036	1,078
Amortization of intangible assets	—	4,152	—	4,152
EBITDA (2)	$383	$11,483	$(30,858)	$(18,991)
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $6,448 and $2,102 for the years ended December 31, 2024 and 2023, respectively. These noncontrolling interests are in the Insurance Distribution segment.

Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
EBITDA margin — EBITDA margin is EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2024	2023	2024	2023
Net income (loss) (Continuing Operations)	$(20,943)	$(9,099)	$(58,921)	$(23,232)
Adjustments:
Add: Interest expense	5,634	—	9,379	—
Add: Income tax expense	(157)	274	(923)	(989)
Add: Depreciation	714	390	2,345	1,078
Add: Intangible amortization	8,902	1,139	17,602	4,152
EBITDA	(5,850)	(7,296)	(30,518)	(18,991)
Impact of noncontrolling interests	(4,541)	(326)	(6,448)	(2,102)
EBITDA to common shareholders	(10,391)	(7,622)	(36,966)	(21,093)
Net income margin	(32.1)%	(21.0)%	(25.0)%	(18.6)%
Net income margin to Ambac common stockholders	(34.0)%	(21.3)%	(25.1)%	(19.7)%
EBITDA margin	(9.0)%	(16.8)%	(12.9)%	(15.2)%
EBITDA margin to Ambac common stockholders	(15.9)%	(17.6)%	(15.7)%	(16.9)%
Add: Acquisition and integration related expenses	1,561	110	27,388	567
Add: Equity-based compensation expense	2,821	3,748	9,355	12,266
Add: Severance and restructuring expense	362	—	7,600	—
Add: Other non-operating (income) losses	6,163	(69)	(5,182)	279
Adjusted EBITDA	$5,057	$(3,507)	$8,643	$(5,879)
Adjusted EBITDA attributable to Ambac common stockholders	$516	$(3,833)	$2,195	$(7,981)
Adjusted EBITDA Margin	7.8%	(8.1)%	3.7%	(4.7)%
Adjusted EBITDA Margin to Ambac common stockholders	0.8%	(8.8)%	0.9%	(6.4)%
Organic Revenue Growth & Rate (Insurance Distribution Only.) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions and (ii) commissions and fees from divestitures (iii) and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.

Organic revenue growth rate to Total revenue growth rate, the most directly comparable GAAP measure, for each of the periods indicated is as follows (in percentages):

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands)	2024	2023	% Growth	2024	2023	% Growth
Total Insurance Distribution revenue (1)	$44,070	$12,331	257%	$99,236	$51,546	48%
Less: Acquired revenues	(32,269)	—		(45,202)	—
Less: Profit commission and contingent commission income	(963)	(1,140)		(4,273)	(4,489)
Total Organic Revenue & Growth Percentage	10,838	11,191	(3.2)%	49,761	47,057	5.4%
(1)Total Insurance Distribution revenue includes investment income

Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted net income as net income (loss) attributable to Ambac adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing non-controlling interests as otherwise reported under GAAP earnings per share. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2024	2023	2024	2023
Net income (loss) (Continuing Operations)	$(20,943)	$(9,099)	$(58,921)	$(23,232)
Adjustments:
Add: Acquisition and integration related expenses	1,561	110	27,388	567
Add: Intangible amortization	8,901	1,139	17,602	4,152
Add: Equity-based compensation expense	2,821	3,748	9,355	12,266
Add: Severance and restructuring expense	362	—	7,600	—
Add: Other non-operating (income) losses	6,163	(69)	(5,182)	279
Adjusted net income (loss) before tax and NCI	(1,135)	(4,171)	(2,158)	(5,968)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	(1,135)	(4,171)	(2,158)	(5,968)
Net (income) loss attributable to noncontrolling interest	(4,541)	(326)	(6,448)	(2,102)
Adjusted net income (loss) attributable to Ambac stockholders	$(5,676)	$(4,497)	$(8,606)	$(8,070)
Earnings Per Share:
Diluted earnings per share from continuing operations	$0.70	$(0.10)	$(0.13)	$(0.43)
Less: adjustment to redemption value	(1.16)	(0.11)	(1.13)	(0.11)
Add: adjustments to net income (loss)	0.41	0.11	1.21	0.38
Less: adjustments attributable to noncontrolling interest	(0.07)	—	(0.13)	(0.03)
Adjusted net income (loss) per diluted share	$(0.12)	$(0.10)	$(0.18)	$(0.18)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) margin	(32.1)%	(21.0)%	(25.0)%	(18.6)%
Adjusted Net income (loss) after NCI margin	(8.7)%	(10.4)%	(3.6)%	(6.5)%
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guarantee business in run-off which we have agreed to sell to funds managed by Oaktree Capital Management pending regulatory approval. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) failure to consummate the proposed sale of all of the common stock of Ambac Assurance Corporation (“AAC”) and the transactions contemplated by the related stock purchase agreement (the “Sale Transactions”) in a timely manner or at all; (3) disruptions from the proposed Sale Transactions, including from litigation, that may harm Ambac’s business, including current plans and operations; (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale Transactions; (5) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (6) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) risks historically reported by the Company with respect to the legacy financial guarantee business, which may continue to affect the Company if the Sale Transactions are not consummated; (8) credit risk throughout Ambac’s business, including but not limited to exposures to reinsurers and insurance distribution partners; (9) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (10) the Company’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (11) the Company may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (13) failure of specialty insurance program partners to properly market, underwrite or administer policies; (14) inability to obtain reinsurance coverage or charge rates for insurance on expected terms; (15) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (16) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (17) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) disagreements or disputes with the Company’s insurance regulators; (20) failure of a financial institution in which we maintain cash and investment accounts; (21) adverse impacts from changes in prevailing interest rates; (22) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (23) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (24) the Company’s ability to adapt to the rapid pace of regulatory change; (25) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (26) system security risks, data protection breaches and cyber attacks; (27) failures in services or products provided by third parties; (28) political developments that disrupt the economies where the Company has insured exposures or the markets in which our insurance programs operate; (29) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (30) fluctuations in foreign currency exchange rates; (31) failure to realize our business expansion plans, including failure to effectively onboard new program partners, or failure of such plans to create value; (32) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (33) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (34) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (35) adverse effects of market cycles in the property and casualty insurance industry; (36) variations in commission income resulting from timing of policy renewals and the net effect of new and lost business production;

(37) variations in contingent commissions resulting from the effects insurance losses; (38) reliance on a limited number of counterparties to produce revenue in our specialty property and casualty insurance and insurance distribution businesses; (39) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (40) difficulties in identifying appropriate acquisition or investment targets, properly evaluating the business and prospects of acquired businesses, businesses in which we invest, or targets, integrating acquired businesses into our business or failures to realize expected synergies from acquisitions or new business investments; (41) failure to realize expected benefits from investments in technology; (42) harmful acts and omissions of our business counterparts; and (43) other risks and uncertainties that have not been identified at this time.

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

Three Months Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$59,987			$59,987
Net premiums written	(2,608)			(2,608)
Total revenues from Continuing Operations	24,818	44,070	(3,666)	65,222
Total expenses from Continuing Operations	22,252	49,028	15,042	86,322
Pretax income (loss)	2,566	(4,958)	(18,708)	(21,100)
Provision (benefit) for income taxes	730	(172)	(715)	(157)
Net income (loss) from Continuing Operations	$1,836	$(4,786)	$(17,993)	$(20,943)

Adjustments to EBITDA
Add: Interest expense	$—	$5,634	$—	$5,634
Add: Income tax expense	730	(172)	(715)	(157)
Add: Depreciation	—	251	463	714
Add: Intangible amortization	—	8,901	—	8,901
EBITDA from Continuing Operations	$2,566	$9,829	$(18,245)	$(5,850)
EBITDA from Continuing Operations attributable to Ambac shareholders	$2,566	$5,288	$(18,245)	$(10,391)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$1,561	$1,561
Add: Equity-based compensation expense	132	—	2,689	2,821
Add: Severance and restructuring expense	—	—	362	362
Add: Other non-operating (income) losses	—	—	6,163	6,163
Adjusted EBITDA from Continuing Operations	$2,698	$9,829	$(7,470)	$5,057
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$2,698	$5,288	$(7,470)	$516

Three Months Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Net income (loss) (Continuing Operations)	$1,836	$(4,786)	$(17,993)	$(20,943)
Adjustments:
Add: Acquisition and integration related expenses	—	—	1,561	1,561
Add: Intangible amortization	—	8,901	—	8,901
Add: Equity-based compensation expense	132	—	2,689	2,821
Add: Severance and restructuring expense	—	—	362	362
Add: Other non-operating (income) losses	—	—	6,163	6,163
Adjusted net income (loss) before tax and NCI	1,968	4,115	(7,218)	(1,135)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,968	4,115	(7,218)	(1,135)
Net (income) loss attributable to noncontrolling interest	—	(4,541)	—	(4,541)
Adjusted net income (loss) attributable to Ambac stockholders	$1,968	$(426)	$(7,218)	$(5,676)

Three Months Ended December 31, 2023	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$90,736			$90,736
Net premiums written	36,749			36,749
Total revenues from Continuing Operations	28,607	12,331	2,385	43,323
Total expenses from Continuing Operations	27,467	11,725	12,956	52,148
Pretax income (loss)	1,140	606	(10,571)	(8,825)
Provision (benefit) for income taxes	48	38	188	274
Net income (loss) from Continuing Operations	$1,092	$568	$(10,759)	$(9,099)

Adjustments to EBITDA
Add: Interest expense	$—	$—	$—	$—
Add: Income tax expense	48	38	188	274
Add: Depreciation	—	12	378	390
Add: Intangible amortization	—	1,139	—	1,139
EBITDA from Continuing Operations	$1,140	$1,757	$(10,193)	$(7,296)
EBITDA from Continuing Operations attributable to Ambac shareholders	$1,140	$1,431	$(10,193)	$(7,622)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$110	$110
Add: Equity-based compensation expense	244	—	3,504	3,748
Add: Severance and restructuring expense	—	—	—	—
Add: Other non-operating (income) losses	—	—	(69)	(69)
Adjusted EBITDA from Continuing Operations	$1,384	$1,757	$(6,648)	$(3,507)
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$1,384	$1,431	$(6,648)	$(3,833)

Three Months Ended December 31, 2023	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Net income (loss) (Continuing Operations)	$1,092	$568	$(10,759)	$(9,099)
Adjustments:
Add: Acquisition and integration related expenses	—	—	110	110
Add: Intangible amortization	—	1,139	—	1,139
Add: Equity-based compensation expense	244	—	3,504	3,748
Add: Other non-operating (income) losses	—	—	(69)	(69)
Adjusted net income (loss) before tax and NCI	1,336	1,707	(7,214)	(4,171)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,336	1,707	(7,214)	(4,171)
Net (income) loss attributable to noncontrolling interest	—	(326)	—	(326)
Adjusted net income (loss) attributable to Ambac stockholders	$1,336	$1,381	$(7,214)	$(4,497)

Results of Operations by Segment (Continued)

Year Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$382,771			$382,771
Net premiums written	88,682			88,682
Total revenues from Continuing Operations	126,320	99,236	10,259	235,815
Total expenses from Continuing Operations	114,098	107,045	74,516	295,660
Pretax income (loss)	12,222	(7,809)	(64,257)	(59,844)
Provision (benefit) for income taxes	1,753	(928)	(1,748)	(923)
Net income (loss) from Continuing Operations	$10,469	$(6,881)	$(62,509)	$(58,921)

Adjustments to EBITDA
Add: Interest expense	$—	$9,379	$—	$9,379
Add: Income tax expense	1,753	(928)	(1,748)	(923)
Add: Depreciation	—	481	1,864	2,345
Add: Intangible amortization	—	17,602	—	17,602
EBITDA from Continuing Operations	$12,222	$19,653	$(62,393)	$(30,518)
EBITDA from Continuing Operations attributable to Ambac shareholders	$12,222	$13,205	$(62,393)	$(36,966)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$27,388	$27,388
Add: Equity-based compensation expense	414	—	8,941	9,355
Add: Severance and restructuring expense	—	248	7,352	7,600
Add: Other non-operating (income) losses	(7,500)	—	2,318	(5,182)
Adjusted EBITDA from Continuing Operations	$5,136	$19,901	$(16,394)	$8,643
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$5,136	$13,453	$(16,394)	$2,195

Year Ended December 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Net income (loss) (Continuing Operations)	$10,469	$(6,881)	$(62,509)	$(58,921)
Adjustments:
Add: Acquisition and integration related expenses	—	—	27,388	27,388
Add: Intangible amortization	—	17,602	—	17,602
Add: Equity-based compensation expense	414	—	8,941	9,355
Add: Severance and restructuring expense	—	248	7,352	7,600
Add: Other non-operating (income) losses	(7,500)	—	2,318	(5,182)
Adjusted net income (loss) before tax and NCI	3,383	10,969	(16,510)	(2,158)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	3,383	10,969	(16,510)	(2,158)
Net (income) loss attributable to noncontrolling interest	—	(6,448)	—	(6,448)
Adjusted net income (loss) attributable to Ambac stockholders	$3,383	$4,521	$(16,510)	$(8,606)

Year Ended December 31, 2023	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$273,287			$273,287
Net premiums written	79,824			79,824
Total revenues from Continuing Operations	64,101	51,546	9,080	124,728
Total expenses from Continuing Operations	63,718	44,257	40,974	148,949
Pretax income (loss)	383	7,289	(31,894)	(24,221)
Provision (benefit) for income taxes	48	156	(1,193)	(989)
Net income (loss) from Continuing Operations	$335	$7,133	$(30,701)	$(23,232)

Adjustments to EBITDA
Add: Interest expense	$—	$—	$—	$—
Add: Income tax expense	48	156	(1,193)	(989)
Add: Depreciation	—	42	1,036	1,078
Add: Intangible amortization	—	4,152	—	4,152
EBITDA from Continuing Operations	$383	$11,483	$(30,858)	$(18,991)
EBITDA from Continuing Operations attributable to Ambac shareholders	$383	$9,381	$(30,858)	$(21,094)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$567	$567
Add: Equity-based compensation expense	634	—	11,632	12,266
Add: Severance and restructuring expense	—	—	—	—
Add: Other non-operating (income) losses	—	—	279	279
Adjusted EBITDA from Continuing Operations	$1,017	$11,483	$(18,380)	$(5,879)
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$1,017	$9,381	$(18,380)	$(7,981)

Year Ended December 31, 2023	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Net income (loss) (Continuing Operations)	$335	$7,133	$(30,701)	$(23,232)
Adjustments:
Add: Acquisition and integration related expenses	—	—	567	567
Add: Intangible amortization	—	4,152	—	4,152
Add: Equity-based compensation expense	634	—	11,632	12,266
Add: Other non-operating (income) losses	—	—	279	279
Adjusted net income (loss) before tax and NCI	969	11,285	(18,223)	(5,968)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	969	11,285	(18,223)	(5,968)
Net (income) loss attributable to noncontrolling interest	—	(2,102)	—	(2,102)
Adjusted net income (loss) attributable to Ambac stockholders	$969	$9,183	$(18,223)	$(8,070)